                                                                      Exhibit 10


               Consent of Independent Certified Public Accountants




The Board of Directors
The Travelers Life and Annuity Company


We consent to the use of our report included herein and to the reference to our firm as experts under the heading "Independent Accountants".


                                          KPMG Peat Marwick LLP


Hartford, Connecticut
November 6, 1998